EXHIBIT 10.2


                     Performance Criteria for
               Compensation Intended to Qualify as
                 "Performance-Based Compensation"
                       Under Section 162(m)




Performance Criteria*:

     1.  Earnings before interest, taxes, depreciation and amortization.

     2.  Earnings per share.

     3.  Stock price growth.

     4.  Net income (before or after taxes).

     5.  Cash flow.

     6.  Total shareholder return.







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*  Goals may be based on any one or more of these criteria, may be cumulative, annual or end-of-performance period goals, and may be relative to a peer group or be based on increases or changes relative to stated values.